Exhibit 10.5

Execution Version

UNDERWRITER PRIVATE PLACEMENT UNITS PURCHASE AGREEMENT

This UNDERWRITER PRIVATE PLACEMENT UNITS PURCHASE AGREEMENT (this “Agreement”) is made as of the day of May 20, 2026, by and between Oceanhawk Acquisition Corp., a Cayman Islands exempted company (the “Company”), having its principal place of business at 515 Madison Avenue, 8th Floor, New York, New York 10022, and The Benchmark Company, LLC, a Delaware limited liability company (the “Subscriber”), having its principal place of business at 150 E. 58th Street, 17th Floor, New York, NY 10155.

WHEREAS, the Company desires to sell to the Subscriber on a private placement basis (the “Placement”) 200,000 units (the “Initial Underwriter Units”) of the Company, and up to an additional 30,000 units, (the “Additional Underwriter Units” and together with the Initial Underwriter Units, the “Underwriter Units”), each Underwriter Unit comprised of one Class A ordinary share of the Company, par value $0.0001 per share (“Ordinary Shares”) and one right (the “Rights”) to receive one-fourth of one Ordinary Share, which Rights will be exchanged upon consummation of the Company’s initial business combination (the “Business Combination”), as such term is defined in the registration statement in connection with the initial public offering (“IPO”), as amended at the time it becomes effective (the “Registration Statement”), for a purchase price of $10.00 per Underwriter Unit. The Ordinary Shares received upon conversion of the Rights are hereinafter referred to as the “Right Shares.” The Ordinary Shares underlying the Underwriter Units (excluding the Rights Shares) are hereinafter referred to as the “Placement Shares.” The Rights underlying the Underwriter Units are hereinafter referred to as the “Placement Rights.” The Underwriter Units, Placement Shares, Placement Rights and Right Shares, collectively, are hereinafter referred to as the “Securities.” The Underwriter Units will be delivered to the Subscriber on the Closing Date (as defined below).

WHEREAS, the Subscriber wishes to purchase 200,000 Initial Underwriter Units and up to 30,000 Additional Underwriter Units, and the Company wishes to accept such subscription from the Subscriber.

NOW THEREFORE, in consideration of the mutual promises contained in this Agreement and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties to this Agreement hereby, intending legally to be bound, agree as follows:

1.	Agreement to Subscribe.

1.1. Purchase and Issuance of the Underwriter Units.

(i) Upon the terms and subject to the conditions of this Agreement, the Subscriber hereby agrees to purchase from the Company, and the Company hereby agrees to sell to the Subscriber, on the Closing Date (as defined below) the Initial Underwriter Units in consideration of the payment of the Initial Purchase Price (as defined below). On the Closing Date, the Company shall, at its option, deliver to the Subscriber the certificates representing the Securities purchased or effect such delivery in book-entry form.

(ii) The Subscriber hereby agrees to purchase up to 30,000 Additional Underwriter Units at $10.00 per Additional Underwriter Unit for a purchase price of up to $300,000. The purchase and issuance of the Additional Underwriter Units shall occur only in the event that the Over-Allotment Option is exercised in full or in part. The total number of Additional Underwriter Units to be purchased hereunder shall be in the same proportion as the proportion of the Over-Allotment Option that is exercised. Each purchase of Additional Underwriter Units shall occur simultaneously with the consummation of the applicable portion of the Over-Allotment Option.

1.2. Purchase Price.

(i) As payment in full for the Initial Underwriter Units being purchased under this Agreement, the Subscriber shall pay an aggregate of $2,000,000 (the “Initial Purchase Price”) by wire transfer of immediately available funds to the trust account at a financial institution to be chosen by the Company and maintained by Odyssey Transfer & Trust Company (the “Trust Account”) or by such other method as may be reasonably acceptable to the Company.

(ii) As payment in full for the Additional Underwriter Units being purchased under this Agreement, the Subscriber shall pay $10.00 per Additional Underwriter Unit being purchased by wire transfer of immediately available funds to the Trust Account or by such other method as may be reasonably acceptable to the Company.

1.3. Closing. The closing of the purchase and sale of the Initial Underwriter Units shall take place simultaneously with the closing of the IPO, and the closing of the purchase and sale of the Underwriter Additional Underwriter Units shall take place simultaneously with the closing of the applicable portion of the Over-Allotment Option (each a “Closing Date”). The closing of the purchase and sale of the Underwriter Units shall take place at the offices of O’Melveny & Myers LLP, 700 Louisiana Street, Suite 2900, Houston, TX 77002 or such other place as may be agreed upon by the parties hereto.

1.4. Termination. This Agreement and each of the obligations of the undersigned shall be null and void and without effect if a Closing does not occur prior to December 31, 2026.

2.	Representations and Warranties of the Subscriber.

The Subscriber represents and warrants (which representations and warranties shall survive each Closing Date) that:

2.1. No Government Recommendation or Approval. The Subscriber understands that no federal or state agency or any other government or governmental agency has passed upon or made any recommendation or endorsement of the Company or the Placement of the Securities or the fairness or suitability of the investment in the Securities by the Subscriber nor have such authorities passed upon or endorsed the merits of the offering of the Securities.

2.2. Accredited Investor. The Subscriber represents that it is an “accredited investor” as such term is defined in Rule 501(a) of Regulation D under the Securities Act of 1933, as amended (the “Securities Act”) and has not experienced a disqualifying event as enumerated pursuant to Rule 506(d) of Regulation D under the Securities Act, and acknowledges that the sale contemplated hereby is being made in reliance, among other things, on a private placement exemption to “accredited investors” under the Securities Act and similar exemptions under state law.

2.3. Intent. The Subscriber is purchasing the Securities for solely for investment purposes only, for Subscriber’s own account and not with a view towards, or for resale in connection with, any public sale or distribution thereof.

2.4. Restrictions on Transfer. The Subscriber acknowledges and understands the Underwriter Units are being offered in a transaction not involving a public offering in the United States within the meaning of the Securities Act. The Securities have not been registered under the Securities Act or any state securities laws and, if in the future the Subscriber decides to offer, resell, pledge or otherwise transfer the Securities, such Securities may be offered, resold, pledged or otherwise transferred only (A) pursuant to an effective registration statement filed under the Securities Act, (B) pursuant to an exemption from registration under Rule 144 promulgated under the Securities Act, if available, or (C) pursuant to any other available exemption from the registration requirements of the Securities Act, and in each case in accordance with any applicable securities laws of any state or any other jurisdiction. Notwithstanding the foregoing, the Subscriber acknowledges and understands the Securities are subject to transfer restrictions as described in Section 8 hereof. The Subscriber agrees that if any transfer of its Securities or any interest therein is proposed to be made, as a condition precedent to any such transfer, the Subscriber may be required to deliver to the Company an opinion of counsel satisfactory to the Company with respect to such transfer. Absent registration or another available exemption from registration, the Subscriber agrees it will not resell the Securities. The Subscriber further acknowledges that because the Company is a shell company, Rule 144 may not be available to the Subscriber for the resale of the Securities until the one year anniversary following consummation of the initial Business Combination of the Company, despite technical compliance with the requirements of Rule 144 and the release or waiver of any contractual transfer restrictions.

2.5. Sophisticated Investor. The Subscriber has such knowledge and experience in financial and business matters, knowledge of the high degree of risk associated with investments in the securities of companies in the development stage such as the Company, is capable of evaluating the merits and risks of an investment in the Securities and is able to bear the economic risk of an investment in the Securities in the amount contemplated hereunder for an indefinite period of time. The Subscriber has adequate means of providing for its current financial needs and contingencies and will have no current or anticipated future needs for liquidity which would be jeopardized by the investment in the Securities. The Subscriber can afford a complete loss of its investments in the Securities.

2.6. Independent Investigation. The Subscriber, in making the decision to purchase the Underwriter Units, has relied upon an independent investigation of the Company and has not relied upon any information or representations made by any third parties or upon any oral or written representations or assurances from the Company, its officers, directors or employees or any other representatives or agents of the Company, other than as set forth in this Agreement. The Subscriber is familiar with the business, operations and financial condition of the Company and has had an opportunity to ask questions of, and receive answers from the Company’s officers and directors concerning the Company and the terms and conditions of the offering of the Underwriter Units and has had full access to such other information concerning the Company as the Subscriber has requested. The Subscriber confirms that all documents that it has requested have been made available and that the Subscriber has been supplied with all of the additional information concerning this investment which the Subscriber has requested.

2.7. Organization and Authority. The Subscriber is duly organized, validly existing and in good standing under the laws of the State of Delaware and it possesses all requisite power and authority necessary to carry out the transactions contemplated by this Agreement.

2.8. Authority. This Agreement has been validly authorized, executed and delivered by the Subscriber and is a valid and binding agreement enforceable in accordance with its terms, subject to bankruptcy, insolvency, fraudulent conveyance, reorganization, moratorium and other laws of general applicability relating to or affecting creditors’ rights and to general equitable principles (whether considered in a proceeding in equity or law).

2.9. No Conflicts. The execution, delivery and performance of this Agreement and the consummation by the Subscriber of the transactions contemplated hereby do not and shall not as of each Closing Date (a) conflict with or result in a breach by the Subscriber of the terms, conditions or provisions of, (b) constitute a default under, (c) result in the creation of any lien, security interest, charge or encumbrance upon the Subscriber’s equity or assets under, (d) result in a violation of, or (e) require any authorization, consent, approval, exemption or other action by or notice or declaration to, or filing with, any court or administrative or governmental body or agency pursuant to the Subscriber’s organizational documents (in effect on the date hereof or as may be amended prior to the applicable Closing Date), or any material law, statute, rule or regulation to which the Subscriber is subject, or any agreement, instrument, order, judgment or decree to which the Subscriber is subject, except for any filings required after the date hereof under federal or state securities laws.

2.10. No Legal Advice from Company. The Subscriber acknowledges it has had the opportunity to review this Agreement and the transactions contemplated by this Agreement and the other agreements entered into between the parties hereto with the Subscriber’s own legal counsel and investment and tax advisors. Except for any statements or representations of the Company made in this Agreement and the other agreements entered into between the parties hereto, the Subscriber is relying solely on such counsel and advisors and not on any statements or representations of the Company or any of its representatives or agents for legal, tax or investment advice with respect to this investment, the transactions contemplated by this Agreement or the securities laws of any jurisdiction.

2.11. Reliance on Representations and Warranties. The Subscriber understands the Underwriter Units are being offered and sold to the Subscriber in reliance on exemptions from the registration requirements under the Securities Act, and analogous provisions in the laws and regulations of various states, and that the Company is relying upon the truth and accuracy of the representations, warranties, agreements, acknowledgments and understandings of the Subscriber set forth in this Agreement in order to determine the applicability of such provisions.

2.12. No General Solicitation. The Subscriber is not subscribing for the Underwriter Units as a result of or subsequent to any general solicitation or general advertising within the meaning of Rule 502(c) under the Securities Act, including but not limited to any advertisement, article, notice or other communication published in any newspaper, magazine, or similar media or broadcast over television or radio, or presented at any seminar or meeting or in a registration statement with respect to the IPO filed with the Securities and Exchange Commission (“SEC”).

2.13. Legends. The Subscriber acknowledges and agrees the certificates (if any) evidencing each of the Securities shall bear restrictive legends (the “Legends”), in form and substance substantially as set forth in Section 4 hereof.

3.	Representations, Warranties and Covenants of the Company.

The Company represents and warrants to, and agrees with, the Subscriber (which representations and warranties shall survive each Closing Date) that:

3.1. Valid Issuance of Shares. The total number of shares of all classes of capital which the Company has authority to issue is 200,000,000 Class A ordinary shares, 20,000,000 Class B ordinary shares, $0.0001 par value per share (the “Class B Ordinary Shares”), and 1,000,000 preference shares, $0.0001 par value per share (“Preference Shares”). As of the date hereof, the Company has issued and outstanding 6,133,333 Class B Ordinary Shares, no Class A Ordinary Shares and no Preference Shares. All of the issued shares of the Company have been duly authorized, validly issued, and are fully paid and non-assessable.

3.2. Title to Securities. Upon issuance in accordance with, and payment pursuant to, the terms hereof and that certain rights agreement to be entered into between the Company and Odyssey Transfer & Trust Company, as rights agent (the “Rights Agreement”), as the case may be, each of the Underwriter Units, Placement Shares, Placement Rights and Right Shares will be duly and validly issued, fully paid and non-assessable. On the date of issuance of the Underwriter Units, the Right Shares shall have been reserved for issuance. Upon issuance in accordance with, and payment pursuant to, the terms hereof and the Rights Agreement, as the case may be, the Subscriber will have or receive good title to the Underwriter Units, Placement Shares and Placement Rights, free and clear of all liens, claims and encumbrances of any kind, other than (i) transfer restrictions hereunder , (ii) transfer restrictions under federal and state securities laws and (iii) liens, claims or encumbrances imposed due to the actions of the Subscriber.

3.3. Organization and Qualification. The Company is a corporation duly incorporated, validly existing and in good standing under the laws of the Cayman Islands and has the requisite corporate power to own its properties and assets and to carry on its business as now being conducted.

3.4. Authorization; Enforcement. (i) The Company has the requisite corporate power and authority to enter into and perform its obligations under this Agreement and to issue the Securities in accordance with the terms hereof, (ii) the execution, delivery and performance of this Agreement by the Company and the consummation by it of the transactions contemplated hereby have been duly authorized by all necessary corporate action, and no further consent or authorization of the Company or its Board of Directors or shareholders is required, and (iii) this Agreement constitutes valid and binding obligations of the Company enforceable against the Company in accordance with its terms, except as such enforceability may be limited by applicable bankruptcy, insolvency, fraudulent conveyance, moratorium, reorganization, or similar laws relating to, or affecting generally the enforcement of, creditors’ rights and remedies or by equitable principles of general application and except as enforcement of rights to indemnity and contribution may be limited by federal and state securities laws or principles of public policy.

3.5. No Conflicts. The execution, delivery and performance of this Agreement and the consummation by the Company of the transactions contemplated hereby do not and will not as of each Closing Date (a) conflict with or result in a breach of the terms, conditions or provisions of, (b) constitute a default under, (c) result in the creation of any lien, security interest, charge or encumbrance upon the Company’s ordinary shares or assets under, (d) result in a violation of, or (e) require any authorization, consent, approval, exemption or other action by or notice or declaration to, or filing with, any court or administrative or governmental body or agency pursuant to the certificate of incorporation or bylaws of the Company (in effect on the date hereof or as may be amended prior to the applicable Closing Date) or any material law, statute, rule or regulation to which the Company is subject, or any agreement, order, judgment or decree to which the Company is subject, except for any filings required after the date hereof under federal or state securities laws.

3.6. Governmental Consents. No permit, consent, approval or authorization of, or declaration to or filing with, any governmental authority is required in connection with the execution, delivery and performance by the Company of this Agreement or the consummation by the Company of any other transactions contemplated hereby, except for applicable requirements of the Securities Act.

4.	Legends.

4.1. Legends. The Company will issue the Underwriter Units, Placement Shares and Placement Rights, and when issued, the Right Shares, purchased by the Subscriber in the name of the Subscriber or as otherwise instructed in writing by the Subscriber. The certificates (if any) evidencing Securities will bear the following Legend and appropriate “stop transfer” instructions:

“THE SECURITIES REPRESENTED HEREBY HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED, OR ANY STATE SECURITIES LAWS, AND MAY NOT BE OFFERED, SOLD, TRANSFERRED OR OTHERWISE DISPOSED OF UNLESS REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED, AND ANY APPLICABLE STATE SECURITIES LAWS OR AN EXEMPTION FROM REGISTRATION IS AVAILABLE. IN ADDITION, THE SECURITIES REPRESENTED BY THIS CERTIFICATE MAY NOT BE SOLD OR TRANSFERRED PRIOR TO THE DATE THAT IS THIRTY (30) DAYS AFTER THE DATE UPON WHICH (OCEANHAWK ACQUISITION CORP. (THE “COMPANY”) COMPLETES ITS INITIAL BUSINESS COMBINATION (AS DEFINED IN THE RIGHTS AGREEMENT BY AND AMONG THE COMPANY AND ODYSSEY TRANSFER & TRUST COMPANY, AS RIGHTS AGENT (THE “RIGHTS AGREEMENT”).

THE SECURITIES REPRESENTED HEREBY MAY NOT BE SOLD, TRANSFERRED, ASSIGNED, PLEDGED, OR HYPOTHECATED, OR BE THE SUBJECT OF ANY HEDGING, SHORT SALE, DERIVATIVE, PUT, OR CALL TRANSACTION THAT WOULD RESULT IN THE EFFECTIVE ECONOMIC DISPOSITION OF SUCH SECURITIES BY ANY PERSON FOR A PERIOD OF TIME ENDING 180 DAYS (PURSUANT TO RULE 5110(E)(1) OF THE CONDUCT RULES OF FINRA) FOLLOWING THE DATE OF THE COMMENCEMENT OF SALES IN THE PUBLIC OFFERING OF THE COMPANY’S SECURITIES PURSUANT TO REGISTRATION STATEMENT NO. 333-294512, EXCEPT IN ACCORDANCE WITH FINRA RULE 5110(E)(2).

SECURITIES EVIDENCED HEREBY AND CLASS A ORDINARY SHARES OF THE COMPANY ISSUED UPON EXERCISE OF SUCH SECURITIES SHALL BE ENTITLED TO REGISTRATION RIGHTS UNDER A REGISTRATION RIGHTS AGREEMENT EXECUTED BY THE COMPANY.”

4.2. Subscriber’s Compliance. Nothing in this Section 4 shall affect in any way the Subscriber’s obligations and agreements to comply with all applicable securities laws upon resale of the Securities.

4.3. Company’s Refusal to Register Transfer of the Securities. The Company shall refuse to register any transfer of the Securities, if in the sole judgment of the Company such purported transfer would not be made pursuant to an effective registration statement filed under the Securities Act, or pursuant to an available exemption from the registration requirements of the Securities Act.

4.4. Registration Rights. The Subscriber will be entitled to certain registration rights which will be governed by a registration rights agreement (“Registration Rights Agreement”) entered into between, among others, the Subscriber and the Company, on or prior to the effective date of the Registration Statement. In compliance with FINRA Rule 5110(g)(8), registration rights granted to the Subscriber in connection with the purchase of Underwriter Units are limited to demand and “piggy back” rights for periods of five and seven years, respectively, from the effective date of the Registration Statement and such demand rights may be exercised on only one occasion.

5.	Terms of Placement Rights.

Each Placement Right shall have the terms set forth in the Rights Agreement, provided that the Placement Rights may not be exchanged for shares more than five (5) years from the effective date of the Registration Statement.

6.	Terms of the Underwriter Units and Placement Rights.

6.1. The Underwriter Units and their component parts are substantially identical to the units to be offered in the IPO except that: (i) the Underwriter Units and component parts are subject to the transfer restrictions pursuant to FINRA Rule 5110(e), shall be subject to lock-up for a period of 180 days immediately following the commencement of sales in the IPO, subject to FINRA Rule 5110(e)(2), (3) the Underwriter Units and their component parts may not be sold, transferred, assigned, pledged or hypothecated (except to any underwriter or selected dealer participating in the IPO and the officers or partners, registered persons or affiliates of the Subscribers), and any such Underwriter Units and their component parts will not be the subject of any hedging, short sale, derivative, put or call transaction that would result in the economic disposition of such securities by any person for a period of 180 days immediately following the commencement of sales in the IPO; and (ii) the Underwriter Units and component parts are being purchased pursuant to an exemption from the registration requirements of the Securities Act and will become freely tradable only after the expiration of the lockup described above in clause (i) and they are registered pursuant to the Registration Rights Agreement or an exemption from registration is available.

6.2. The Subscriber agrees to vote the Placement Shares in accordance with the terms of the underwriting agreement entered into in connection with the IPO and as otherwise described in the Registration Statement.

7.	Conditions of the Subscriber’s Obligations.

The obligations of the Subscriber to the Company under this Agreement are subject to the fulfillment, on or before each Closing Date of this Section 7.

7.1. Representations and Warranties. The representations and warranties of the Company contained in Section 3 shall be true and correct at and as of such Closing Date as though then made.

7.2. Performance. The Company shall have performed and complied with all agreements, obligations and conditions contained in this Agreement that are required to be performed or complied with by it on or before such Closing Date.

7.3. No Injunction. No litigation, statute, rule, regulation, executive order, decree, ruling or injunction shall have been enacted, entered, promulgated or endorsed by or in any court or governmental authority of competent jurisdiction or any self-regulatory organization having authority over the matters contemplated hereby, which prohibits the consummation of any of the transactions contemplated by this Agreement or the Rights Agreement.

7.4. Rights Agreement. The Company shall have entered into the Rights Agreement on terms satisfactory to the Subscriber.

8.	Conditions of the Company’s Obligations.

The obligations of the Company to the Subscriber under this Agreement are subject to the fulfillment, on or before each Closing Date of this Section 8.

8.1. Representations and Warranties. The representations and warranties of the Subscriber contained in Section 2 shall be true and correct at and as of such Closing Date as though then made.

8.2. Performance. The Subscriber shall have performed and complied with all agreements, obligations and conditions contained in this Agreement that are required to be performed or complied with by the Subscriber on or before such Closing Date.

8.3. Corporate Consents. The Company shall have obtained the consent of its Board of Directors authorizing the execution, delivery and performance of this Agreement and the Rights Agreement and the issuance and sale of the Securities hereunder.

8.4. No Injunction. No litigation, statute, rule, regulation, executive order, decree, ruling or injunction shall have been enacted, entered, promulgated or endorsed by or in any court or governmental authority of competent jurisdiction or any self-regulatory organization having authority over the matters contemplated hereby, which prohibits the consummation of any of the transactions contemplated by this Agreement or the Rights Agreement.

8.5. Rights Agreement. The Company shall have entered into the Rights Agreement.

10.	Waiver of Liquidation Distributions.

In connection with the Securities purchased pursuant to this Agreement, the Subscriber hereby waives any and all right, title, interest or claim of any kind in or to any distributions of the amounts in the Trust Account with respect to the Securities, whether (i) in connection with the exercise of redemption rights if the Company consummates the Business Combination, (ii) in connection with any tender offer conducted by the Company prior to a Business Combination, (iii) upon the Company’s redemption of Ordinary Shares sold in the Company’s IPO upon the Company’s failure to timely complete the Business Combination or (iv) in connection with a shareholder vote to approve an amendment to the Company’s amended and restated memorandum and articles of association (A) to modify the substance or timing of the Company’s obligation to redeem 100% of the Company’s public shares if the Company does not timely complete the Business Combination or (B) with respect to any other provision relating to shareholders’ rights or pre-Business Combination activity. In the event the Subscriber purchases Ordinary Shares in the IPO or in the aftermarket, any additional shares so purchased shall be eligible to receive the redemption value of such Ordinary Shares upon the same terms offered to all other purchasers of Ordinary Shares in the IPO in the event the Company fails to consummate the Business Combination.

11.	Governing Law.

This Agreement shall be deemed to be a contract made under the laws of the State of New York and for all purposes shall be construed in accordance with the internal laws of the State of New York, without giving effect to conflicts of law principles that would result in the application of the laws of another jurisdiction.

12.	Assignment; Entire Agreement; Amendment.

12.1. Successors and Assigns. Except as otherwise expressly provided herein, all covenants and agreements contained in this Agreement by or on behalf of any of the parties hereto shall bind and inure to the benefit of the respective successors of the parties hereto whether so expressed or not, including, for the avoidance of doubt, the waiver contained in Section 10 hereof. Notwithstanding the foregoing or anything to the contrary herein, the parties may not assign this Agreement, other than assignments by the Subscriber to affiliates thereof (including, without limitation one or more of its members).

12.2. Entire Agreement. This Agreement sets forth the entire agreement and understanding between the parties as to the subject matter thereof and merges and supersedes all prior discussions, agreements and understandings of any and every nature among them.

12.3. Amendment. Except as expressly provided in this Agreement, neither this Agreement nor any term hereof may be amended, waived, discharged or terminated other than by a written instrument signed by all of the parties hereto.

13.	Notices.

13.1. Notices. Unless otherwise provided herein, any notice or other communication to a party hereunder shall be sufficiently given if in writing and personally delivered or sent by facsimile or other electronic transmission with copy sent in another manner herein provided or sent by courier (which for all purposes of this Agreement shall include Federal Express or other recognized overnight courier) or mailed to said party by certified mail, return receipt requested, at its address provided for herein or such other address as either may designate for itself in such notice to the other. Communications shall be deemed to have been received when delivered personally, on the scheduled arrival date when sent by next day or 2nd-day courier service, or if sent by facsimile upon receipt of confirmation of transmittal or, if sent by mail, then three days after deposit in the mail. If given by electronic transmission, such notice shall be deemed to be delivered (a) if by electronic mail, when directed to an electronic mail address at which the shareholder has consented to receive notice; (b) if by a posting on an electronic network together with separate notice to the shareholder of such specific posting, upon the later of (1) such posting and (2) the giving of such separate notice; and (c) if by any other form of electronic transmission, when directed to the shareholder.

14.	Counterparts.

This Agreement may be executed in one or more counterparts, all of which when taken together shall be considered one and the same agreement and shall become effective when counterparts have been signed by each party and delivered to the other party, it being understood that both parties need not sign the same counterpart. In the event that any signature is delivered by facsimile transmission or by e-mail delivery of a “pdf” format data file, such signature shall create a valid and binding obligation of the party executing (or on whose behalf such signature is executed) with the same force and effect as if such facsimile or “.pdf” signature page were an original thereof.

15.	Survival; Severability.

15.1. Survival. The representations, warranties, covenants and agreements of the parties hereto shall survive each Closing Date.

15.2. Severability. Whenever possible, each provision of this Agreement shall be interpreted in such manner as to be effective and valid under applicable law, but in the event that any provision of this Agreement becomes or is declared by a court of competent jurisdiction to be illegal, unenforceable or void, this Agreement shall continue in full force and effect without said provision; provided that no such severability shall be effective if it materially changes the economic benefit of this Agreement to any party.

16.	Headings; Interpretation.

The titles and subtitles used in this Agreement are used for convenience only and are not to be considered in construing or interpreting this Agreement. The use of the word “including” in this Agreement shall be by way of example rather than by limitation.

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IN WITNESS WHEREOF, the parties hereto have executed this Agreement to be effective as of the date first set forth above.

COMPANY:

OCEANHAWK ACQUISITION CORP.

By:	/s/ Ernest Miller
Name:	Ernest Miller
Title:	Chief Executive Officer

SUBSCRIBER:

THE BENCHMARK COMPANY, LLC

By:	/s/ John J Borer III
Name:	John J Borer III
Title:	Senior Managing Director

[Signature Page to Underwriter Unit Purchase Agreement]